UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2009
HARRIS PREFERRED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
1-13805
(Commission File Number)

Maryland (State or other jurisdiction of incorporation or	#36-4183096 (I.R.S. Employer Identification No.)
organization)

111 West Monroe Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)
(312) 461-2121
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 4, 2009, the Board of Directors of Harris Preferred Capital Corporation (the “Company”) approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 1,000 shares to 5,000 shares. On March 4, 2009, the Company filed an amendment to the articles with the State of Maryland. The Company received notice of the acceptance of the amendment by the State of Maryland on March 5, 2009. A copy of the Articles of Incorporation, as amended, is included as Exhibit 3.1 to this Current Report on Form 8-K.
     On March 5, 2009, the Company entered into a contribution agreement with Harris Capital Holdings, Inc. (“HCH”), a wholly owned subsidiary of Harris N.A. and parent to the Company, pursuant to which the Company agreed to issue and sell 180 shares of common stock to HCH for a purchase price of $444,444.44 per share, or $80,000,000 in cash. HCH acquired the shares on March 5, 2009 and continues to own 100% of the shares of the Company’s common stock. The shares were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving a public offering. The Company intends to utilize proceeds from the common stock issuance for general corporate purposes and to acquire assets in a manner consistent with Company investment guidelines.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation, as amended, of Harris Preferred Capital Corporation

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2009

Harris Preferred Capital Corporation
By:	/s/ Paul R. Skubic
Paul R. Skubic
Chairman of the Board and President

Exhibit Index

Exhibit Number	Description

3.1	Articles of Incorporation, as amended, of Harris Preferred Capital Corporation